Exhibit 99






                 UNION PACIFIC ANNOUNCES SECOND QUARTER RESULTS

FOR IMMEDIATE RELEASE:
        OMAHA, July 27 -- Union Pacific Corporation today reported strong second quarter earnings driven by solid revenue growth and continued service improvement. Net income for the second quarter increased 26 percent to $244 million, or $.96 per diluted share. Union Pacific reported net income of $194 million, or $.77 per diluted share, in the second quarter of 1999.

        Union Pacific Corporation, excluding Overnite, reported second quarter operating income of $526 million, a 23 percent increase over 1999. The Railroad's commodity revenue increased 5 percent to a record $2.6 billion. The Automotive, Intermodal and Industrial Products business groups continued strong with each showing double-digit revenue gains. The revenue growth, coupled with operating productivity improvements, drove a 2.5 percentage point reduction in the operating ratio to 80.5 percent, a quarterly best for the merged company. This improvement was accomplished despite a 50 percent increase in fuel prices year over year.

        Overnite Transportation continued its turnaround with second quarter operating income of $17 million compared to $15 million in the second quarter of 1999. This is a substantial improvement over the $0.5 million in operating income for the first quarter of 2000. Revenue rose 4 percent to $283 million from $273 million in 1999. Overnite's operating ratio improved to 94.1 percent from 94.5 in 1999.

        For the first half of 2000, the Corporation reported operating income of $994 million and net income of $429 million compared to an operating income of $803 million and net income of $323 million for the same period in 1999.

        "We're particularly encouraged by the record revenue performance in the quarter. It shows that our operational improvements are making a difference for our customers," said Dick Davidson, Chairman and Chief Executive Officer. "As we head into the second half of the year, we will work even harder to leverage our operating efficiencies into innovative and enhanced service products that will attract new business to the Railroad."

        Second quarter and first half income statements are attached.

     Media inquiries should be directed to John Bromley at Union Pacific Railroad, (402) 271-3475.

        This press release may contain statements about the Corporation's future that are not statements of historical fact. These statements are "forward-looking statements" for purposes of applicable securities laws, and are based on current information and/or management's good faith belief as to future events. Forward-looking statements include projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies and objectives for future operation, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance.

        Forward-looking statements are subject to risks and uncertainties. Actual performance or results could differ materially from that anticipated by the forward-looking statement. Important factors that could cause such differences include the Corporation's success in implementing its financial and operational initiatives; the impact of industry competition, conditions, performance and consolidation; legislative and/or regulatory developments, including initiatives to re-regulate the rail business; natural events such as severe weather, floods and earthquakes; adverse general economic conditions, both within the United States and globally; changes in fuel prices; changes in labor costs; labor stoppages; and the outcome of claims and litigation.

        Forward-looking statements speak only as of the date the statement was made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update any forward-looking statement, no inference should be drawn that the Corporation will make additional updates with respect to that statement or any other forward-looking statements.


                            UNION PACIFIC CORPORATION

                        STATEMENT OF CONSOLIDATED INCOME

                       For the Three Months Ended June 30

                 (Dollars in Millions, Except Per Share Amounts)

                                   (Unaudited)

                                             2000       1999   Pct Chg
                                          ----------------------------

Operating Revenue ......................   $ 2,979    $ 2,773    +  7
Operating Expense - a) .................     2,437      2,332    +  5
                                           -------    -------
Operating Income .......................       542        441    + 23
Other Income - Net .....................        24         24      --
Interest Expense .......................      (180)      (184)   -  2
                                           -------    -------
Income Before Income Taxes .............       386        281    + 37
Income Tax Expense .....................      (142)       (87)   + 63
                                           -------    -------

Net Income .............................   $   244    $   194    + 26
                                           =======    =======

Basic Earnings Per Share ...............   $  0.99    $  0.79    + 25
                                           =======    =======
Diluted Earnings Per Share .............   $  0.96    $  0.77    + 25
                                           =======    =======


Average Basic Shares Outstanding (MM) ..     246.4      246.5

Average Diluted Shares Outstanding (MM)      269.4      270.6

a) Includes one-time merger expenses of $9 million pre-tax ($5 million after-tax or $.02 per diluted share) in 2000, $13 million pre-tax ($8 million after-tax or $.03 per diluted share) in 1999. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger.


                            UNION PACIFIC CORPORATION

                        STATEMENT OF CONSOLIDATED INCOME

                        For the Six Months Ended June 30

                 (Dollars in Millions, Except Per Share Amounts)

                                   (Unaudited)

                                             2000       1999  Pct Chg
                                          ----------------------------

Operating Revenue ......................   $ 5,892    $ 5,513    +  7

Operating Expense - a)..................     4,898      4,710    +  4
                                           -------    -------
Operating Income .......................       994        803    + 24
Other Income - Net .....................        44         49    - 10
Interest Expense  ......................      (362)      (370)   -  2
                                           -------    -------
Income Before Income Taxes .............       676        482    + 40
Income Tax Expense .....................      (247)      (159)   + 55
                                           -------    -------

Net Income .............................   $   429    $   323    + 33
                                           =======    =======

Basic Earnings Per Share ...............   $  1.74    $  1.31    + 33
                                           =======    =======
Diluted Earnings Per Share .............   $  1.70    $  1.31    + 30
                                           =======    =======


Average Basic Shares Outstanding (MM)        246.4      246.4

Average Diluted Shares Outstanding (MM)- b)  269.4      247.7

a) Includes one-time merger expenses of $18 million pre-tax ($11 million after-tax or $.04 per diluted share) in 2000, $28 million pre-tax ($17 million after-tax or $.07 per basic and diluted share) in 1999. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger.

b) 1999 excludes 21.8 million anti-dilutive common stock equivalents.